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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MARCH 3, 2005


                        PACIFICHEALTH LABORATORIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                   000-23495                  22-3367588
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)          Identification Number)


100 MATAWAN ROAD, SUITE 420, MATAWAN, NJ                          07747-3913
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (732) 739-2900


                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On March 3, 2005, Gregory Horn resigned as a director of PacificHealth Laboratories, Inc. (the "Company").

         On March 3, 2005, Mr. Horn also provided the required 30-day notification to terminate the consulting agreement between Mr. Horn and the Company dated October 25, 2004 relating to the provision by Mr. Horn of various consulting services to the Company commencing on December 1, 2004 for monthly compensation of $5,000 and reimbursement of pre-approved travel and other expenses.

ITEM 2.06  MATERIAL IMPAIRMENTS

The Company has been informed by representatives of General Nutrition Corporation ("GNC") that GNC will discontinue the Company's Nutrient Timing System ("NTS") line of strength training products. These products were launched in March 2004 under a Purchasing Agreement and were sold exclusively by GNC through January 2005.

Sales of NTS products to GNC were approximately $824,000 in 2004 before taking into account any potential returns as specified below. GNC has approximately $54,000 of NTS inventory in its warehouses and distribution centers and approximately $452,000 of inventory within its retail stores. The Company and GNC have agreed to an aggressive discount program in the 2nd quarter of 2005 to sell through as much of the retail inventory as possible. It is likely that the Company will absorb a large portion of the discount. While the Purchasing Agreement between the Company and GNC gives GNC the right to return product if certain minimum sales are not met, the Company does not believe a significant amount of inventory is subject to this right of return. Given the ongoing significant business relationship between the Company and GNC, the Company may accept returns of product from GNC after a period of special promotion and discounting if other alternatives are not agreed to.

The Company will seek to market this line of products through alternate channels such as gyms and specialty retailers as well as pursue potential licensing agreements with other sports nutrition companies. However, given the uncertainty of selling the product in other channels of distribution, the Company, as of March 8, 2005, has determined that it is required to write off the value of its own inventory of NTS products. The inventory of NTS products at December 31, 2004, was $679,000. The inventory of this product line at September 30, 2004, included in the Company's balance sheet filed with its Quarterly Report on Form 10-QSB for the period ending September 30, 2004, was $556,000.

In addition, the Company has determined to write off the value of the patents it holds for this line of product. At September 30, 2004, these patents were $144,755 on the Company's balance sheet.

The Company does not believe that the impairment of its inventory or patents will result in any future cash expenditures.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PACIFICHEALTH LABORATORIES, INC.


Dated: March 9, 2005                        By:  /s/ Stephen P. Kuchen
                                                 -----------------------
                                                 Stephen P. Kuchen
                                                 Chief Financial Officer


















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